EXHIBIT 10.56

                         EMPLOYMENT AGREEMENT OF
                            ANNE BREIER POPE


     This Agreement is made and entered into as of March 7, 1995, by and between PROFFITT'S, INC., a Tennessee corporation (the
"Company") and ANNE BREIER POPE, a Tennessee resident
("Employee").

     The Company is a Tennessee corporation which owns and operates department stores. The Company owns a controlling interest in Parks-Belk Company.

     The Company desires to employ Employee upon the terms and conditions set forth herein, and Employee desires to accept such employment.

     NOW, THEREFORE, in consideration of the mutual covenants of the parties made herein, it is hereby agreed as follows:

     1. Employment and Duties. The Company hereby agrees to employ the Employee and the Employee hereby accepts employment as President of Parks-Belk Company, or such other position as determined by the Company from time to time, and agrees to devote her full efforts to the diligent and faithful performance of such duties as the officers and/or the Board of Directors of the Company may from time to time assign to her. The Employee shall not, without the express prior consent of the Company, which consent shall not be unreasonably withheld directly or indirectly during the term of this Agreement, render services for compensation to any person or firm except as an employee of the Company.

     2. Term. The term of this Agreement commences as of the date of its execution and shall continue for a period of two (2) years thereafter unless sooner terminated as hereinafter provided.

     3. Compensation. As compensation for services rendered under this Agreement, Employee shall receive an annual salary of $85,000.00. All compensation shall be subject to the customary withholding taxes and other employment taxes as required with respect to compensation paid by a corporation to an employee.

     4. Termination. This Agreement may be terminated by Employee upon the giving of thirty (30) days prior written notice to the Company. The Company reserves the right to terminate the Employee's employment hereunder without prior notice should any of the following occur, each of which shall be deemed a valid cause for termination:

           (a) Employee's conviction of a felony or commission of any other act abhorrent to the community which a reasonable person would consider materially damaging to the reputation or business of the Company, its successors or assigns.

           (b) Employee's death during the term of this Agreement.

     Upon termination for either of the foregoing causes, the Employee shall be entitled to receive only the compensation accrued but unpaid as of the date of termination and shall not be entitled to additional compensation except as expressly provided in this Agreement.

     5. Medical Insurance. During the term of this Agreement, the Company shall provide Employee medical insurance coverage of the same type available to full time employees of the Company or its subsidiaries under the medical insurance program, if any, in effect for full time employees. All such insurance shall be provided to Employee at no charge; provided, however, Employee shall be solely responsible for any deductible, co-payment, other amounts payable by participants generally in such medical insurance program and any payments required under the Consolidated Omnibus Budget Reconciliation Act of 1984.

     6. Injunctive Relief. The parties hereto agree that in the event of a breach of any of the covenants contained herein, there will be no adequate remedy at law and in the event of any such breach, the non-breaching party shall be entitled to injunctive and such other and further relief, including damages, as may be proper.

     7. Rights and Obligations of Successors. This Agreement shall be assignable and tranferrable by the Company to any subsidiary or affiliate of the Company and shall inure to the benefit of and be binding upon the Company, its successors and assigns. This Agreement shall not be assigned by the Employee, as the parties agree that Employee's services are unique.

     8. Entire Agreement. All prior conversations, discussions and agreements between the parties herein are hereby merged into and set forth in writing as part of this Agreement, which shall constitute the entire agreement between the parties. The parties hereby acknowledge that there have been no representations, inducements, promises or agreements made by either party other than those set forth herein.

     9. Notices. All notices required or permitted to be given under the terms of this Agreement shall be deemed given if in writing, deposited in a sealed envelope, with postage prepaid thereon, certified mail, return receipt requested, addressed to either party, as the case may be, at the address set forth below:

     If to the Company:

           Proffitt's, Inc.
           McRae's, Inc.
           3455 Highway 80 West
           Jackson, Mississippi  39209
           Attention:  Brian J. Martin, Esq.


     If to the Employee:

           Anne Breier Pope
           2100 Bonaire Road
           Kingsport, Tennessee  37660

     10. Amendments and Modifications In Writing. No amendment to or modification of this Agreement shall be effective unless it is in writing and signed by duly authorized representatives of both parties.

     11. Controlling Law. This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of Tennessee.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                 PROFFITT'S, INC.


                                 By:  /s/ R. Brad Martin
                                     R. Brad Martin, Chairman and
                                     Chief Executive Officer



                                      /s/ Anne Breier Pope
                                     Anne Breier Pope
                                     Executive